UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
December 15, 2015

 bebe stores, inc.
(Exact name of registrant as specified in its charter)

California	0-24395	94-2450490
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
400 Valley Drive
Brisbane, CA 94005
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(415) 715-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
a) On December 15, 2015, our Annual Meeting of Shareholders was held in Brisbane, California. There were 79,872,095 shares of our common stock outstanding and entitled to vote at the meeting, and of such shares, there were 75,970,367 shares present in person or represented by proxy at the meeting.
b) The following directors were elected:

	For	Withheld
Brett Brewer	55,078,392	2,877,819
Corrado Federico	54,826,714	3,129,497
Robert Galvin	55,056,427	2,899,784
Seth Johnson	56,996,949	959,262
Manny Mashouf	51,065,628	6,890,583
Jim Wiggett	57,040,086	916,125

There were no abstentions. Biographical reference* and Committee assignments listed below.
c) The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 2, 2016, was approved with 73,540,066 votes in favor and 361,325 votes against. There were 2,068,976 abstentions.
d) The proposal to approve an amendment to our Amended and Restated Articles of Incorporation to (i) effect a reverse stock split of our common stock at a ratio of not less than 1-for-3 and not more than 1-for-10, and (ii) to adjust and proportionately decrease the number of authorized shares of our common stock, with the final decision whether to proceed with the filing of the amendment to be determined by the Board of Directors, in its sole discretion, following shareholder approval but not later than December 15, 2016, was approved with 55,721,923votes in favor. There were 2,216,118 votes against and 18,170 abstentions.
* Biographical information on each director is found in our most recent Form DEF 14 filed October 30, 2015.
Subsequent to this election of directors, the Board filled its Committee posts as follows:
Audit Committee

Brett Brewer
Robert Galvin (Chair)
Seth Johnson
Compensation and Management Development Committee

Corrado Federico
Robert Galvin
Seth Johnson (Chair)
Nominating and Corporate Governance Committee

Brett Brewer (Chair)
Corrado Federico
Seth Johnson

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 18, 2015.

bebe stores, inc.

/s/ Gary Bosch
Gary Bosch, Vice President, General Counsel & Corporate Secretary